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Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-72960, 333-60878, 333-43102 and 333-93171) of
Viant Corporation of our reports dated February 13, 2002, except as to Note 18, which is as of March 7, 2002, relating to the financial statements and financial statement schedules, which appears in this Form 10-K.



PricewaterhouseCoopers LLP

Boston, Massachusetts
April 1, 2002